UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: February 21, 2005
(Date of earliest event reported)

Spatializer Audio Laboratories, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26460 (Commission File Number)	95-4484725 (IRS Employer Identification No.)

2625 Townsgate Road, Suite 330, Westlake Village, California 91361
(Address of principal executive offices) (Zip Code)

2025 Gateway Place, Suite 365, San Jose, California 95110
(Address of principal corporate offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 453-4180

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement

     On February 21, 2005, Spatializer Audio Laboratories, Inc. (the “Company”) amended the Employment Agreement, effective as of November 12, 1999, as amended, with respect to Henry Mandell’s employment as Chief Executive Officer and Chief Financial Officer of the Company. The amendment, effective as of November 12, 2004, extended the term of Mr. Mandell’s employment for another year, through November 12, 2006. In addition, the terms of the amendment provided for a grant of a stock option to acquire 500,000 shares of common stock at an exercise price of $0.10 per share and a term of five years. This option grant replaced options that had been previously issued to Mr. Mandell under such Employment Agreement, but had since expired unexercised.

     Forward Looking Statements. The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1993, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spatializer Audio Laboratories, Inc.
Date: February 21, 2005	By:	/s/ Henry Mandell
Henry Mandell
Chief Executive Officer and Chief Financial Officer